Exhibit 21.1

E*TRADE Financial Corporation

Subsidiaries

Converging Arrows, Inc.

ClearStation, Inc.

E*TRADE Financial Corporate Services, Inc.

BRE Holdings, LLC

E*TRADE International Equipment Management Corporation

E*TRADE Asset Management, Inc.

E*TRADE Advisory Services, Inc.

E*TRADE Insurance Services, Inc.

Professional Path, Inc.

E*TRADE Online Ventures, Inc.

E*TRADE Disaster Relief Fund

Confluent, Inc.

E*TRADE Capital, Inc.

Canopy Acquisition Corp.

E*TRADE Technologies Group, LLC

E*TRADE Archipelago Holdings, LLC

Enlight Holdings, LLC

eAdvisor

W&L Aviation, Inc.

BWL Aviation, LLC

Web Street, Inc.

Webstreet.com, Inc.

Web Street Securities, Inc.

E*TRADE Brokerage Holdings, Inc.

E*TRADE Clearing LLC

E*TRADE Securities LLC

E*TRADE Futures LLC

E*TRADE Capital Holdings, Inc.

Tradescape Technology Holdings, Inc.

ETP Technologies, LLC

ETP Holdings, Inc.

Tradescape Securities, LLC

E*TRADE Professional Trading, LLC

Engelman Securities, Inc.

Dempsey & Company, Inc.

Market Traders, Inc.

Chestler Investments, Inc.

Gene R. Inc.

Klobuchar, Inc.

Pelech, Inc.

BJC Investments, Inc.

MASC Delaware, Inc.

Claude, Inc.

Dempsey & Co., LLC

GVR Company, LLC

E*TRADE National Holdings, Inc.

E*TRADE BBH, Inc.

E*TRADE Re, LLC

ETB Holdings, Inc.

E*TRADE Global Asset Management, Inc.

Capitol View, LLC

E*TRADE Mortgage Backed Securities Corporation

Telebanc Capital Trust I

Telebanc Capital Trust II

ETFC Capital Trust I

ETFC Capital Trust II

ETFC Capital Trust III

ETFC Capital Trust IV

ETFC Capital Trust V

ETFC Capital Trust VI

ETFC Capital Trust VII

ETFC Capital Trust VIII

ETFC Capital Trust IX

ETFC Capital Trust X

E*TRADE Bank

TFBC Holdings

Highland REIT

Highland Holdings

E*TRADE Consumer Finance Corporation

Thor Credit Corporation

Deutsche Recreational Asset Funding Corporation

E*TRADE Access, Inc.

ATM Ventures, LLC

CCS Canada, Inc.

E*TRADE Mortgage Corporation

U.S. Raptor One, Inc.

U.S. Raptor Two, Inc.

U.S. Raptor Three, Inc.

E*TRADE Settlement Services, Inc.

LendingLink, LLC

TIR Securities (Australia) Pty Limited

TIR (Australia) Services Pty Limited

Tirade Nominees Pty Limited

Tiresome Nominees Pty Limited

E*TRADE Australia Limited

E*TRADE Benelux SA

E*TRADE Asia Ltd.

TIR Holdings (Brazil) Limitada

E*TRADE Canada Securities Corporation

EGI Canada Corporation

E*TRADE Technologies Corporation

VERSUS Brokerage Services (U.S.) Inc.

3045175 Nova Scotia Company NSULC

3744221 Canada Inc.

TIR (Holdings) Limited

E*TRADE Bank A/S

E*TRADE SARL

E*TRADE Germany Communications GmbH

ETRADE Securities (Hong Kong) Limited

ETRADE Securities Limited

ETRADE Global Research Limited

ETRADE Finance (Hong Kong) Limited

ETRADE Asia Services Limited

E TRADE Systems India Private Limited

E*TRADE Europe Securities Limited

E*TRADE Web Services Limited

E*TRADE Europe Services Limited

E*TRADE Iceland HF

E*TRADE Israel Electronic Commerce Ltd.

E*TRADE Italia S.r.l.

E*TRADE Korea Co., Ltd.

E*TRADE Europe Holdings B.V.

E*TRADE Securities Corporation

E TRADE Nordic AB

E*TRADE South Africa (Pty) Limited

E TRADE Sverige AB

TIR Securities (UK) Limited

E*TRADE UK (Holdings) Limited

E*TRADE UK Limited

E*TRADE UK Nominees Limited

Electronic Share Information Ltd.

E*TRADE Global Services, Ltd.

E*TRADE Securities Limited